Exhibit 99.2

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

C B R L   G R O U P,   I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

  CBRL GROUP FISCAL 2008 THIRD QUARTER
CONFERENCE CALL ON THE INTERNET

LEBANON, Tenn. – May 15, 2008 -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) will provide an on-line, real-time Webcast and rebroadcast of its third quarter earnings conference call on Wednesday, May 28, 2008 beginning at 11:00 a.m. Eastern Time. Company management will discuss financial results for the quarter ended May 2, 2008 and update the outlook for fiscal year 2008, which will end on August 1, 2008.

The live broadcast of CBRL Group’s quarterly conference call will be available to the public on-line in the News and Events section on the Company’s website at investor.cbrlgroup.com on May 28, 2008 beginning at 11:00 a.m. (Eastern Time).  An on-line replay will be available at 2:00 p.m. (Eastern Time) and continue through June 11, 2008.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 576 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states.

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